EXHIBIT 99.1

July 6, 2023

Ivanhoe Electric and Ma’aden Formally Establish Exploration Joint Venture and Close Previously Announced Strategic Investment

50/50 Joint Venture to Begin Exploring for Electric Metals in the Underexplored Arabian Shield in Saudi Arabia

Ma’aden Becomes a 9.9% Shareholder of Ivanhoe Electric

Sofia Bianchi Joins Ivanhoe Electric’s Board of Directors

PHOENIX, ARIZONA – Ivanhoe Electric (NYSE American: IE; TSX: IE) Executive Chairman, Robert Friedland and President and Chief Executive Officer, Taylor Melvin are pleased to announce the closing of the transactions with Saudi Arabian Mining Company Ma’aden (“Ma’aden”) (Saudi Stock Exchange Tadawul: 1211) previously announced in Ivanhoe Electric’s May 15, 2023 and January 11, 2023 news releases.

Ma’aden has invested US$127.1 million in new common stock of Ivanhoe Electric to become a 9.9% shareholder. Ivanhoe Electric will contribute US$66 million of the Ma’aden proceeds into the new Saudi Arabian exploration joint venture company known as “Ma’aden Ivanhoe Electric Exploration and Development Limited Company” (the “Joint Venture”) to fund exploration activities and the purchase of three new-generation Typhoon™ machines. The Joint Venture will deploy the disruptive power of TyphoonTM to explore ~48,500 km2 of underexplored lands in the Arabian Shield that Ma’aden has made exclusively available to the Joint Venture.

Mr. Friedland commented: “Through the formation of this important Joint Venture with our partner, Ma’aden, we will begin the most extensive exploration program for metals ever conducted in the Kingdom of Saudi Arabia. The Arabian Shield is an area rich in mineral potential, but considerably underexplored for metals. With our proprietary and powerful Typhoon™ geophysical survey technology and the data analysis provided by our 94%-owned subsidiary, Computational Geosciences Inc., we aim to uncover new discoveries of critical metals in Saudi Arabia.”

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Mr. Melvin commented: “Closing our transactions with Ma’aden marks another major milestone for Ivanhoe Electric. We are honored to have Ma’aden as a significant shareholder in our Company and welcome Sofia Bianchi to our Board of Directors. We are excited to work with our partners at Ma’aden to deploy the disruptive power of Typhoon™ on 48,500 square kilometers of underexplored, highly prospective land in the Arabian Shield. Having exclusive access to explore an area that is roughly equivalent in size to the country of Switzerland for copper, nickel, gold, silver and other important minerals is an incredible opportunity for our Joint Venture and for Ivanhoe Electric stakeholders.”

Ma’aden Chief Executive Officer Mr. Robert Wilt commented: “Here in the Kingdom, we inaugurate the Ma’aden Ivanhoe Electric Exploration and Development Limited Company, which will soon receive the first Typhoon™ machine. Bringing this cutting-edge technology will be the beginning of significantly accelerating our exploration efforts in the Kingdom, while leveling up safety and efficiency – a great achievement we are proud of. We are also happy to announce Sofia Bianchi’s joining the Ivanhoe Electric Board of Directors as the Ma’aden nominee. This is yet another milestone in our partnership with Ivanhoe Electric.”

Ivanhoe Electric’s Proprietary Typhoon™ Technology En Route to Saudi Arabia

One of Ivanhoe Electric’s existing three proprietary Typhoon™ geophysical surveying systems is expected to arrive in Saudi Arabia in August. Surveying programs could commence as soon as September of this year. Once TyphoonTM arrives in country, our joint Technical Committee will begin the extraordinary task of surveying for geophysical anomalies, potentially indicative of sulfide mineral deposits containing copper, nickel, gold and silver, over ~48,500 km2 of underexplored Arabian Shield. The Technical Committee has been working ahead of closing in order to prioritize targets for initial Typhoon™ surveys so that survey work can commence as soon as possible.

Typhoon™ was specifically developed to conduct large surveys and identify deep geophysical anomalies in environments that have highly resistive surface conditions, such as those seen in the Arabian Shield. Typhoon™ is well-suited to detect the presence of sulfide minerals containing copper, nickel, gold and silver in areas where potential deposits are hidden by cover and where target depths exceed the range of conventional geophysical surveying systems. The Arabian Shield’s bedrock is hidden by sand and gravel cover that can exceed 1 kilometer in depth, similar to the conditions at Ivanhoe Electric’s Santa Cruz project in Arizona, USA.

Typhoon™ achieves its results through its unique specifications, which include an electrical output of up to 200 amps and 10,000 volts. The transmitter uses switches and capacitance systems in a proprietary platform that generates a very pure and stable transmitted signal, resulting in an extremely high signal-to-noise ratio. Typhoon™ is also capable of transmitting both induced polarization and electromagnetic signals, meaning that the same transmitter can be used to search for a wide variety of mineral deposit types.

The new Typhoon™ units are being constructed by I-Pulse Inc. of Toulouse, France (www.ipulse-group.com).

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Ma’aden Completes Strategic Investment and Becomes a 9.9% Shareholder of Ivanhoe Electric

Ivanhoe Electric has today issued 10,269,604 shares of common stock to Ma’aden, representing 9.9% of the common stock outstanding following the issuance of the new shares to Ma’aden. The new shares were issued at a purchase price of $12.38 per share for gross proceeds of US$127.1 million.

US$66 million of the proceeds will be contributed by Ivanhoe Electric to the Joint Venture to fund its activities. The remaining US$61.1 million, net of appliable fees and expenses, will be used by Ivanhoe Electric to advance its US mineral projects, for working capital and general corporate purposes.

Ivanhoe Electric has granted Ma’aden a top-up right allowing Ma’aden to maintain its 9.9% ownership. Ma’aden has agreed to a five-year standstill limiting its shareholding to a maximum of 19.9%, subject to certain exceptions.

The strategic investment by Ma’aden has been approved by the Toronto Stock Exchange in reliance upon the exemption described in Section 602.1 of the TSX Company Manual, which is available to certain “eligible interlisted issuers” that have less than 25% of their overall trading volume on Canadian marketplaces.

Sofia Bianchi Joins the Board of Directors as Ma’aden’s Nominee

Sofia Bianchi has today been appointed as Ma’aden’s nominee to Ivanhoe Electric’s Board of Directors, bringing the Company’s board size to nine members.

Ms. Bianchi has over 28 years of finance experience, including several executive positions at Pricewaterhouse Coopers, European Bank for Reconstruction and Development, Emerging Africa Infrastructure Fund, BlueCrest Capital Management, and Commonwealth Development Corporation Group plc – all of London, United Kingdom. She is the Chief Executive Officer and founding partner at Atlante Capital Partners of Zug, Switzerland. Ms. Bianchi is also currently Chair of Canagold Resources Ltd. of Vancouver, Canada, and a Non-Executive Director of Ma’aden of Riyadh, Saudi Arabia and Yellow Cake plc of Jersey, Channel Islands. Ms. Bianchi holds a Master’s degree in finance from the University of Pennsylvania – Wharton Business School, and a Bachelor of Arts degree in Economics from George Washington University.

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About Ma’aden

Ma’aden is the largest multi-commodity mining and metals company in the Middle East and among the fastest-growing mining companies in the world, with revenues of SAR 40.4 billion (US$10.7 billion) in 2022. Ma’aden is developing the mining industry into the third pillar of the Saudi economy in line with Vision 2030, and aims to be a role model in responsible and sustainable operations. Ma’aden operates 17 mines and sites, has 6,500+ direct employees and exports products to over 30 countries. Ma’aden is embarking on massive growth over the next 18 years across phosphate, aluminum, gold, copper and new minerals. Website: www.maaden.com.sa.

About Ivanhoe Electric

Ivanhoe Electric is an American technology and mineral exploration company that is re-inventing mining for the electrification of everything by combining advanced mineral exploration technologies, renewable energy storage solutions and electric metals projects predominantly located in the United States. Ivanhoe Electric uses its Typhoon™ transmitter, an accurate and powerful geophysical survey system, together with advanced data analytics provided by its subsidiary, Computational Geosciences Inc., to accelerate and de-risk the mineral exploration process as well as to potentially discover deposits of critical metals that may otherwise be undetectable by traditional exploration technologies. Through its controlling interest in VRB Energy, Ivanhoe Electric also develops and manufactures advanced grid-scale vanadium redox battery storage systems. Finally, through advancing its portfolio of electric metals projects located primarily in the United States, headlined by the Santa Cruz Copper Project in Arizona and the Tintic Copper-Gold Project in Utah, as well as projects in Montana, Nevada, Oregon and North Carolina, Ivanhoe Electric is also well positioned to support American supply chain independence by delivering the critical metals necessary for electrification of the economy. Website: www.ivanhoeelectric.com.

Contact Information

Investors: Valerie Kimball, Director, Investor Relations 720-933-1150

Follow us on Twitter

Ivanhoe Electric’s Executive Chairman Robert Friedland: @robert_ivanhoe

Ivanhoe Electric: @ivanhoeelectric

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Ivanhoe Electric’s investor relations website located at www.ivanhoeelectric.com should be considered Ivanhoe Electric’s recognized distribution channel for purposes of the Securities and Exchange Commission’s Regulation FD.

Forward-Looking Statements

Certain statements in this news release constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable US and Canadian securities laws. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect the company’s current expectations regarding future events, performance and results and speak only as of the date of this news release.

Such statements in this news release include, without limitation: the use of proceeds and potential benefits of the transactions between Ivanhoe Electric and Ma’aden; the timing, scope and potential results of planned surveys and exploration; the delivery, use and performance of the Typhoon™ machines; the potential for new mineral discoveries; and other planned or potential developments in the businesses of Ivanhoe Electric and Ma’aden and the markets in which they operate.

Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including changes in the prices of copper or other metals Ivanhoe Electric is exploring for; the results of exploration and drilling activities and/or the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations; the final assessment of exploration results and information that is preliminary; the significant risk and hazards associated with any future mining operations, extensive regulation by the US government as well as local governments; changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with the company to perform as agreed; and the impact of political, economic and other uncertainties associated with operating in foreign countries, and the impact of the COVID-19 pandemic and the global economy. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors described in Ivanhoe Electric’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission.

No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this news release. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, the company does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this news release, and Ivanhoe Electric expressly disclaims any requirement to do so.

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